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                                                                     Exhibit 4.5

                             AMENDMENT NO. 1 TO THE
                                RIGHTS AGREEMENT
                            OF SUMMIT AUTONOMOUS INC.
                         (F/K/A SUMMIT TECHNOLOGY, INC.)



         This Amendment No. 1, dated as of May 26, 2000, amends the Rights Agreement dated as of March 28, 2000 (the "RIGHTS AGREEMENT"), between Summit Autonomous Inc., f/k/a Summit Technology Inc., a Massachusetts corporation (the "COMPANY"), and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent (the "RIGHTS AGENT"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                              W I T N E S S E T H:

         WHEREAS, on March 28, 2000, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Preferred Stock;

         WHEREAS, on March 28, 2000, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date;

         WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has approved an amendment of certain provisions of the Rights Agreement as set forth below;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. Section 1(a) is amended by deleting the phrase "or (v)" after clause
(iv) and adding the following language:

            "(v) an Exempt Person, or (vi)"

         2. A new definition is added after Section 1(w) and before Section 1(x) as follows:

            "(w') "Exempt Person" shall mean Alcon Acquisition Corp., a Massachusetts corporation ("SUB"), and its Affiliates solely to the extent any such Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of the execution of, or the consummation of the

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            transactions contemplated by, the Agreement and Plan of Merger, dated as of May 26, 2000 (the "MERGER AGREEMENT"), by and among Alcon Holdings Inc., a Delaware corporation, Sub and the Company; PROVIDED, that this Section 1(w') shall automatically be of no further force and effect at and after such time as the Merger Agreement is terminated pursuant to Section 8.01 thereof.

         3. Section 1(y) is amended by deleting the phrase "or (iv)" after clause (iii) and adding the following language:

            ", (iv) an Exempt Person, or (v)"

         4. The first sentence of Section 7(a) is amended and restated in its entirety as follows:

            "Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the earlier of (i) the Close of Business on March 28, 2010 or (ii) the effective time of the merger contemplated by the Merger Agreement (PROVIDED, that this clause (ii) shall automatically be of no further force and effect at and after such time as the Merger Agreement is terminated pursuant to Section 8.01 thereof) (the earlier of such time being, the "Expiration Date") or the earlier redemption of the Rights."

         5. Section 24(a) is amended by deleting the phrase "or (iv)" after clause (iii) in the last sentence and adding the following language:

            "(iv) an Exempt Person, or (v)"

         6. Except as hereby modified and amended, the Rights Agreement shall remain in full force and effect and unchanged.




          [The Remainder of the Page has been Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.




                                            SUMMIT AUTONOMOUS INC.


                                            By: /s/ ROBERT J. KELLY
                                               ------------------------------
                                            Title: Chief Financial Officer


Attest:

By: /s/ P. Bernard Haffey
   ----------------------------




                                            FLEET NATIONAL BANK


                                            By: /s/ Tyler Haynes
                                               ------------------------------
                                            Title: Managing Director


Attest:

By: /s/ James Walsh
   ----------------------------